UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2005

eMerge Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29037	65-0534535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.	Amended and Restated Employment Agreements. On July 29, 2005, eMerge Interactive, Inc. (the “Company”) entered into amended and restated employment agreements with David C. Warren, the Company’s President and Chief Executive Officer, Robert E. Drury, the Company’s Senior Executive Vice President and Chief Financial Officer, and Mark S. Fox, the Company’s Executive Vice President of Technology. A copy of the amended and restated employment agreements for Messrs. Warren, Drury and Fox are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Among other things, the amendments provide that, if, within six months following a change of control (as such term is defined in the agreement) of the Company, the executive’s employment is terminated without cause or he resigns for good reason, he will receive a lump-sum cash payment equal to twelve months (six months in the case of Mr. Fox) of his then-effective salary along with any accrued salary and prorated bonus through the date of termination. If the executive’s employment is terminated without cause and a change of control has not occurred, the executive is entitled to a salary continuation for twelve months (six months in the case of Mr. Fox) in accordance with the Company’s normal payroll practices and a lump-sum cash payment equal to any accrued salary and prorated bonus through the date of termination. The executive must agree not to compete with the Company for twelve months (six months in the case of Mr. Fox) following any such termination of his employment as a condition to receiving these benefits. In addition, Mr. Fox’s employment agreement was amended to, among other things, change his title from Systems Integration Architect to Executive Vice President of Technology and increase his annual salary to $140,000. Each of the amended and restated employment agreements was amended to define “good reason” for a voluntary termination of employment as: (1) the Company’s failure to comply with any material provisions of the agreement; (2) a material diminution in the executive’s position with the Company; or (3) the Company requires the executive to move more than fifty miles away from Sebastian, Florida. Mr. Drury’s employment agreement was amended to add a definition of “cause” that conforms with the definition included in Mr. Warren’s and Mr. Fox’s employment agreements.

2.	Retention Program. As previously disclosed, the Company is considering alternative business strategies relating to the development, marketing, and sales of its services. In light of the resulting uncertainty for employees and the need to preserve shareholder value through avoidance of key employee losses, on July 29, 2005, the Company granted to certain employees of the Company the following restricted shares of the Company’s common stock:

•	Mr. Warren, 391,667 shares;

•	Mr. Drury, 350,000 shares;

•	Mr. Fox, 93,333 shares; and

•	five other non-executive officers of the Company, 322,474 shares in the aggregate.

The grants were determined by reference to each employee’s 2005 salary (100% in the case of Messrs. Warren and Drury, 40% in the case of Mr. Fox, and 20% to 40% in the case of the non-executive officers), and a reference price of $0.60 per share. The restricted shares were granted pursuant to (1) the Company’s Amended and Restated 1999 Equity Compensation Plan, a copy of which is attached hereto as Exhibit 10.04 (the “Plan”), and (2) the form of restricted stock agreement attached hereto as Exhibit 10.05 and incorporated herein by reference.

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The restricted shares vest as of the earlier of (1) January 29, 2007, (2) the date of a Reorganization or Change of Control (as such terms are defined in the Plan) or (3) the termination of the executive’s employment on account of death or disability. Upon the termination of the executive’s employment for any reason other than death or disability, all restricted shares that are not then vested will be forfeited.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2005, the board of directors amended and restated the Company’s bylaws in their entirety. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The following summary of the material changes reflected in the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws.

In addition to correcting certain typographical errors, the Amended and Restated Bylaws were clarified in Sections 7.01, 7.02 and 7.03 to provide that the Company will indemnify to the fullest extent permitted by Delaware law any person who was or is an officer or director of the Company, and who was or is a party to any suit by reason of the fact that such person is an officer or director of the Company. Section 7.04 was amended to allow directors who are not parties to a suit, although less than a quorum, to determine whether a person requesting indemnification is entitled to be indemnified by the Company against liabilities incurred in connection with such suit. Section 7.06 was added to recognize the right of a person seeking indemnification to bring a suit to compel indemnification and, if successful, to be reimbursed by the Company for the expenses (including attorneys’ fees) associated with pursuing such a claim for indemnification.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of eMerge Interactive, Inc., effective as of July 29, 2005.

10.1	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and David C. Warren, regarding the amended and restated terms of Mr. Warren’s employment with eMerge Interactive, Inc.

10.2	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and Robert E. Drury, regarding the amended and restated terms of Mr. Drury’s employment with eMerge Interactive, Inc.

10.3	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and Mark S. Fox, regarding the amended and restated terms of Mr. Fox’s employment with eMerge Interactive, Inc.

10.4	Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

10.5	Form of Restricted Stock Agreement to be used in conjunction with grants made pursuant to the Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

10.6	Form of Stock Option Agreement to be used in conjunction with grants made pursuant to the Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.
(Registrant)

Date: August 3, 2005	By:	/s/ ROBERT E. DRURY
Robert E. Drury
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of eMerge Interactive, Inc., effective as of July 29, 2005.

10.1	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and David C. Warren, regarding the amended and restated terms of Mr. Warren’s employment with eMerge Interactive, Inc.

10.2	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and Robert E. Drury, regarding the amended and restated terms of Mr. Drury’s employment with eMerge Interactive, Inc.

10.3	Letter Agreement, dated July 29, 2005, by and between eMerge Interactive, Inc. and Mark S. Fox, regarding the amended and restated terms of Mr. Fox’s employment with eMerge Interactive, Inc.

10.4	Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

10.5	Form of Restricted Stock Agreement to be used in conjunction with grants made pursuant to the Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.

10.6	Form of Stock Option Agreement to be used in conjunction with grants made pursuant to the Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan.